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                                                                    EXHIBIT 10.6

                               CRAWFORD & COMPANY
                         1996 EMPLOYEE STOCK OPTION PLAN

SECTION 1. PURPOSE

The primary purpose of this Plan is to encourage Stock ownership by each Eligible Employee of Crawford and each Subsidiary in the belief that such ownership will increase his or her interest in the success of Crawford and will provide an additional incentive for him or her to remain in the employ of Crawford or such Subsidiary. Crawford intends that this Plan constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code and further, intends that any ambiguity in this Plan or any related offering be resolved to effect such intent.

SECTION 2. DEFINITIONS

2.1. The term ACCOUNT shall mean the separate bookkeeping account which shall be established and maintained by the Plan Administrator for each Participant for each Purchase Period to record the payroll deductions made on his or her behalf to purchase Stock under this Plan.

2.2. The term AUTHORIZATION shall mean the Participant's election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete in writing and timely file with the Plan Administrator before the end of an Offering Period in order to participate in this Plan for the related Purchase Period.

2.3. The term BENEFICIARY shall mean the person designated as such in accordance with Section 14.

2.4. The term BOARD shall mean the Board of Directors of Crawford.

2.5. The term CODE shall mean the Internal Revenue Code of 1986, as amended.

2.6. The term COMMITTEE shall mean the Senior Compensation and Stock Option Committee of the Board.

2.7. The term CRAWFORD shall mean Crawford & Company, a corporation incorporated under the laws of the State of Georgia, and any successor to Crawford.

2.8. The term DISABILITY shall mean a condition which the Plan Administrator in his or her discretion determines should be treated as a total and permanent disability under Section 22(e)(3) of the Code.

2.9. The term ELIGIBLE EMPLOYEE shall mean each employee of Crawford or a Subsidiary except:

     (a) an employee who has completed less than one full and continuous year of employment as an employee of Crawford or such Subsidiary;

     (b) an employee who customarily is employed 20 hours or less per week by Crawford or such Subsidiary;

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     (c) an employee who (after completing at least one full and continuous year of employment as an employee of Crawford or such Subsidiary) customarily is employed for not more than five (5) months in any calendar year by Crawford or such Subsidiary; and

     (d) an employee who would own (immediately after the grant of an option under this Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Crawford based on the rules set forth in Sections 423(b)(3) and 424 of the Code.

An Employee's continuous employment by Crawford or by a Subsidiary shall not be treated as interrupted by a transfer directly between Crawford and any Subsidiary or between one Subsidiary and another Subsidiary.

2.10. The term EXERCISE DATE shall mean for each Purchase Period the last day of such Purchase Period.

2.11. The term OFFERING PERIOD shall mean a period which (i) shall be set by the Committee, (ii) shall end before the beginning of the related Purchase Period and (iii) shall continue for no more than thirty (30) days.

2.12. The term OPTION PRICE shall mean, for each Purchase Period, eighty-five percent (85%) of the lesser of the closing price for a share of Stock on (A) the first day of the Purchase Period, or (B) the Exercise Date, as such closing prices are accurately reported in The Wall Street Journal or in any successor to The Wall Street Journal or, if there is no such successor, any similar trade publication selected by the Committee or, if the Committee makes no such selection, as such closing price is determined in good faith by the Committee; provided, if no closing price is so accurately reported for any such day, the closing price for such day shall be deemed to be the last closing price for a share of Stock which was so accurately reported before such day.

2.13. The term PARTICIPANT shall mean for each Purchase Period an Eligible Employee who has satisfied the requirements set forth in Section 7 of this Plan for such Purchase Period.

2.14. The term PARTICIPATING EMPLOYER shall for each Participant, as of any date, mean Crawford or a Subsidiary, whichever employ such Participant as of such date.

2.15. The term PLAN shall mean this Crawford & Company 1996 Employee Stock Purchase Plan as effective as of the date set forth in Section 3 and as thereafter amended from time to time.

2.16. The term PLAN ADMINISTRATOR shall mean the person or persons appointed by the Committee to administer this Plan.

2.17. The term PURCHASE PERIOD shall mean a twelve (12) consecutive month period which shall begin on a date (within the fifteen (15) day period which immediately follows the end of the related Offering Period) set by the Committee on or before the beginning of the related Offering Period.

2.18. The term RETIREMENT shall mean a termination of employment after reaching at least age 55 and completing at least ten (10) years of continuous employment with Crawford or a Subsidiary (where such continuous employment shall be determined using the same rules used to determine whether an employee is an Eligible Employee).

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2.19. The term STOCK shall mean the $1.00 par value Class A Common Stock of
Crawford.

2.20. The term SUBSIDIARY shall mean each entity which is a subsidiary of Crawford for the purposes of Section 424(f) of the Code, and which the Committee designates as eligible to participate in the Plan.

SECTION 3. EFFECTIVE DATE

This Plan shall be first effective as of January 30, 1996. However, if any options are granted under this Plan under Section 9 before the date the shareholders of Crawford (acting at a duly called meeting of such shareholders) are treated under Section 423(b)(2) of the Code as having approved the adoption of this Plan, such options shall be granted subject to such approval and if such shareholders fail to approve such adoption before the first anniversary of such effective date, all such options automatically shall be null and void.

SECTION 4. OFFERINGS

Options to purchase shares of Stock shall be offered to Participants in accordance with this Plan from time to time at the discretion of the Committee; provided, however, there shall be no more than one Offering Period in effect at any time and no more than one Purchase Period in effect at any time.

SECTION 5. STOCK AVAILABLE FOR OPTIONS

There initially shall be one million (1,000,000) shares of Stock available for purchase from Crawford upon the exercise of options granted under Section 9 of this Plan. Any shares of Stock which are subject to options granted under this Plan but which are not purchased on the related Exercise Date shall again become available under this Plan.

SECTION 6. ADMINISTRATION

The Plan Administrator shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret this Plan and to take such other action in connection with such administration as the Plan Administrator deems necessary or equitable under the circumstances. The Plan Administrator also shall have the power to delegate the duty to perform such administrative functions as the Plan Administrator deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function. Any action or inaction by or on behalf of the Plan Administrator under this Plan shall be final and binding on each Eligible Employee, each Participant and on each other person who makes a claim under this Plan based on the rights, if any, of any such Eligible Employee or Participant under this Plan.

SECTION 7. PARTICIPATION

Each employee who will be an Eligible Employee on the last day of an Offering Period shall satisfy the requirements to be a Participant in this Plan for the related Purchase Period if

          (1) he or she properly completes in writing and files an Authorization with the Plan Administrator on or before the last day of such Offering Period to

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               purchase shares of Stock pursuant to an option granted under
               Section 9, and

          (2) he or she remains an Eligible Employee through the first day of the Purchase Period.

An Authorization shall require an Eligible Employee to provide such information and to take such action as the Plan Administrator in his or her discretion deems necessary or helpful to the orderly administration of this Plan, including specifying (in accordance with Section 8) his or her payroll deductions to purchase shares of Stock pursuant to the option granted under Section 9 and designating a Beneficiary. A Participant's status as such shall terminate for a Purchase Period (for which he or she has an effective Authorization) at such time as his or her Account had been withdrawn under Section 12 or Section 13 or the purchases and distributions contemplated under Section 10 or Section 13 with respect to his or her Account have been completed, whichever comes first.

SECTION 8. PAYROLL DEDUCTIONS

(A) INITIAL AUTHORIZATION. Each Participant's Authorization made under Section 7 shall specify the specific dollar amount which he or she authorizes his or her Participating Employer to deduct from his or her compensation with respect to each pay day during the Purchase Period for which such Authorization is in effect to purchase shares of Stock pursuant to the option granted under Section 9, provided

          (1) the total of such dollar amount for the Purchase Period shall not be less than $240.00, and

          (2) the total of such dollar amount for the Purchase Period shall not be more than $21,000.00.

(B) SUBSEQUENT AUTHORIZATION. A Participant shall have the right to make one amendment to an Authorization after the end of an Offering Period to reduce or to stop the payroll deductions which he or she previously had authorized for the related Purchase Period, and such reduction shall be effective as soon as practicable after the Plan Administrator actually receives such amended Authorization.

(C) ACCOUNT CREDITS, GENERAL ASSETS AND TAXES. All payroll deductions made for a Participant shall be credited to his or her Account as of the pay day as of which the deduction is made. All payroll deductions shall be held by Crawford, by Crawford's agent or by one, or more than one, Subsidiary (as determined by the Plan Administrator) as part of the general assets of Crawford or any such Subsidiary, and each Participant's right to the payroll deductions credited to his or her Account shall be those of a general and unsecured creditor. Crawford, Crawford's agent or such Subsidiary shall have the right to withhold on payroll deductions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.

(D) NO CASH PAYMENTS. A Participant may not make any contributions to his or her Account except through payroll deductions made in accordance with this Section 8.

(E) PRIORITY AND INSUFFICIENCY. Payroll deductions under this Plan will be subordinate to all liens, garnishments, required taxes and deductions under other Crawford employee benefit plans. If there are not sufficient funds in any payroll period to satisfy the Authorization, the payroll deduction

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for that period only will be reduced accordingly. In no event will the payroll deduction in subsequent payroll periods be increased above that specified in the relevant Authorization.

SECTION 9. GRANTING OF OPTION

(A) GENERAL RULE. Subject to Section 9(b) and Section 9(c), each Participant for a Purchase Period automatically shall be granted by operation of this Plan an option, exercisable on the Exercise Date, to purchase the number of shares of Stock (rounded down to the nearest whole number) determined by dividing (A) the total payroll deductions credited to the Participant's Account through the Exercise Date by (B) eighty-five percent (85%) of the closing price for a share of Stock on the first day of the Purchase Period, as such price is determined in accordance with Section 2.12. Each such option shall be exercisable only in accordance with the terms of this Plan.

(B) AVAILABLE SHARES OF STOCK. If the number of shares of Stock available for purchase for any Purchase Period is insufficient to cover the shares which Participants have elected to purchase through effective Authorizations, then each Participant's option to purchase shares of Stock for such Purchase Period shall be reduced to equal the number of shares of Stock (rounded down to the nearest whole number) which the Plan Administrator shall determine by multiplying (A) the number of shares of Stock for which such Participant would have been granted an option under Section 9(a) if sufficient shares were available by (B) a fraction, (i) the numerator of which shall be the number of shares of Stock available for options for such Purchase Period and (ii) the denominator of which shall be the total number of shares of Stock for which options would have been granted to all Participants under Section 9(a) if sufficient shares were available.

(C) LIMIT ON NUMBER OF SHARES OF STOCK. The number of shares of Stock determined in accordance with Section 9(a) or Section 9(b) to be issued to any Participant upon the exercise of an option granted under this Plan shall be reduced to the extent necessary such that after issuance of such shares of Stock the Participant shall own less than 5% of the total combined voting power or value of all classes of stock of Crawford, based on the rules set forth in Section 423(b)(3) and Section 424 of the Code.

SECTION 10. EXERCISE OF OPTION

(A) GENERAL RULE. Unless a Participant files an amended Authorization under
Section 10(b) or Section 12 on or before the Exercise Date for a Purchase Period, his or her option shall be exercised automatically in full on such Exercise Date.

(B) PARTIAL EXERCISE. A Participant may file an amended Authorization under this
Section 10(b) with the Plan Administrator on or before an Exercise Date to elect, effective as of such Exercise Date, to exercise his or her option for a specific number of whole shares of Stock, which may not exceed the number of shares of Stock determined in accordance with Section 9.

(C) PAYMENT. Upon exercise of an option, each Participant's Account shall be debited in an amount equal to (A) the Option Price multiplied by (B) the number of shares of Stock for which his or her option is being exercised. Each Subsidiary shall cause such payment to be remitted to Crawford as soon as practicable following the Exercise Date.

(D) AUTOMATIC REFUND. If a Participant's Account has a remaining balance after his or her option has been exercised, such balance shall be refunded to the Participant in cash (without interest)

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as soon as practicable following such Exercise Date.

SECTION 11. DELIVERY

A stock certificate representing any shares of Stock purchased upon the exercise of an option under this Plan shall be delivered to a Participant in (i) his or her name or, if the Participant so directs on his or her Authorization filed with the Plan Administrator on or before the Exercise Date for such option and if permissible under applicable law, (ii) the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship. No Participant (or any person who makes a claim through a Participant) shall have any interest in any shares of Stock subject to an option until such option has been exercised and the related shares of Stock actually have been delivered to such person.

SECTION 12. VOLUNTARY ACCOUNT WITHDRAWAL

A Participant may elect to withdraw the entire balance credited to his or her Account for a Purchase Period by completing in writing and filing an amended Authorization with the Plan Administrator on or before the Exercise Date for such period. If a Participant makes such a withdrawal election, such balance shall be paid to him or her in cash (without interest) as soon as practicable after such amended authorization is filed, and no further payroll deductions shall be made on his or her behalf for the remainder of such Purchase Period.

SECTION 13. TERMINATION OF EMPLOYMENT

(A) DEATH, DISABILITY OR RETIREMENT. If a Participant's employment by Crawford or a Subsidiary terminates as a result of his or her death, Disability or Retirement on or before the Exercise Date, and if such Participant or, in the event he or she dies, his or her Beneficiary timely makes an irrevocable election in writing under this Section 13(a), such person shall have the right

          (1) to withdraw the Participant's entire Account in cash (without interest), or

          (2) to apply the Participant's entire Account to purchase whole shares of Stock at the Option Price for such Purchase Period as of the related Exercise Date.

Any election made under this Section 13(a) shall be irrevocable and shall be timely only if actually delivered to the Plan Administrator on or before the earlier of (i) the Exercise Date for such Purchase Period or (ii) the last day of the three (3) consecutive months period which begins on the last day the Participant was an Eligible Employee. If no timely election is made under this
Section 13(a), a Participant shall be deemed to have elected the cash alternative set forth in Section 13(a)(1). If the purchase alternative set forth in Section 13(a)(2) is elected, the certificate representing the shares of Stock purchased shall be delivered as soon as administratively practicable to the Participant or, in the event he or she dies, to his or her Beneficiary. If a Participant's Account has a remaining balance after his or her option has been exercised under this Section 13(a), such balance automatically shall be refunded to the Participant, or in the event he or she dies, to his or her Beneficiary in cash (without interest) as soon as practicable after such exercise.

(B) OTHER TERMINATIONS. Except as provided in Section 13(c), if a Participant's status as an Eligible Employee terminates on or before the Exercise Date for a Purchase Period for any reason whatsoever other than his or her death, Disability or Retirement, his or her Account automatically

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shall be distributed as if he or she had elected to withdraw his or her Account in cash under Section 12 immediately before the date his or her employment had so terminated.

(C) TRANSFERS. If a Participant is transferred directly between his or her Participating Employer and another Participating Employer while he or she has an Authorization in effect, such Authorization shall (subject to all the terms and conditions of this Plan) remain in effect. If a Participant is transferred between his or her Participating Employer and another entity (other than a Participating Employer) in which Crawford has, directly or indirectly, a twenty percent (20%) or greater equity interest, his or her payroll deductions shall automatically terminate upon the effective date of such transfer as if he or she had so amended his or her Authorization pursuant to Section 8(c), but he or she may continue as a Participant for the relevant Purchase Period only.

SECTION 14. DESIGNATION OF BENEFICIARY

A Participant shall designate on his or her Authorization a beneficiary (1) who shall act on his or her behalf if the Participant dies before the end of a Purchase Period and (2) who shall receive the Stock, if any, and cash, if any, to the Participant's credit under this Plan if the Participant dies after the end of a Purchase Period but before the delivery of the certificate representing such shares of Stock, if any, and the cash, if any, to his or her credit in such Account. Such designation may be revised in writing at any time by the Participant by filing an amended Authorization, and his or her revised designation shall be effective at such time as the Plan Administrator receives such amended Authorization. If a deceased Participant fails to designate a Beneficiary or, if no person so designated survives a Participant or, if after checking his or her last know mailing address, the whereabouts of the person so designated are unknown, then the Participant's Beneficiary shall be determined by the Plan Administrator in accordance with the Participant's will or the applicable laws of descent and distribution.

SECTION 15. TRANSFERABILITY

Neither the balance credited to a Participant's Account nor any rights to the exercise of an option or to receive shares of Stock under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by his or her Beneficiary or by any other person during his or her lifetime, and any attempt to do so shall be without effect; provided, however, that the Plan Administrator in its absolute discretion may treat any such action as an election by a Participant to withdraw the balance credited to his or her Account in accordance with Section 12. A Participant's right, if any, to transfer any interest in this Plan at his or her death shall be determined exclusively under Section 13 and
Section 14.

SECTION 16. ADJUSTMENT

The number of shares of Stock covered by outstanding options granted pursuant to this Plan and the related Option Price and the number of shares of Stock available under this Plan shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of Crawford, including, but not limited to such changes as dividends paid in the form of Stock or Stock splits. Furthermore, the Board shall adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of shares of Stock available under this Plan and the number of shares of Stock covered by options granted under this Plan and the related Option Prices in the event of any corporate transaction described in Section 424(a) of the Code. If any adjustment under this Section 16 would create a fractional share of Stock or a right to acquire a fractional share, such fractional share shall be

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disregarded and the number of shares of Stock subject to each option granted pursuant to this Plan shall be the next lower number of whole shares of Stock, rounding all fractions downward. An adjustment made under this Section 16 by the Board shall be conclusive and binding on all affected persons.

SECTION 17. SECURITIES REGISTRATION

If Crawford shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statutes, any shares of Stock with respect to which an option shall have been exercised under this Plan or to qualify any such shares of Stock for an exemption from any such statutes, Crawford shall take such action at its own expense before delivery of the certificate representing such shares of Stock. If shares of Stock are listed on any national stock exchange at the time an option to purchase shares of Stock is exercised under this Plan, Crawford whenever required shall register shares of Stock for which such option is exercised under the Securities Exchange Act of 1934, as amended, and shall make prompt application for the listing on such national exchange of such shares, all at the expense of Crawford.

SECTION 18. AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with Section 423 of the Code and the laws of the State of Georgia, and any such amendment shall be subject to the approval of Crawford's shareholders to the extent such approval is required under Section 423 of the Code or the laws of the State of Georgia or to the extent such approval is required to meet the security holder approval requirements under Rule 16b-3 under the Securities Exchange Act of 1934, as amended. However, no provision of this Plan shall be amended more than once every six (6) months if amending such provisions more frequently would result in the loss of an exemption under Section 16(b) of the Securities Exchange Act of 1934, as amended. The Board also may terminate this Plan or any offering made under this Plan at any time; provided, however, the Board shall not have the right to modify, cancel, or amend any option outstanding after the beginning of a Purchase Period unless (i) each Participant consents in writing to such modification, amendment or cancellation, (ii) such modification only accelerates the Exercise Date for the related Purchase Period or (iii) the Board acting in good faith deems that such action is required under applicable law.

SECTION 19. NOTICES

All Authorizations and other communications from a Participant to the Plan Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Plan Administrator when actually received in the form specified to the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt of such Authorizations and communications.

SECTION 20. EMPLOYMENT

No offer under this Plan shall constitute an offer of employment, and no acceptance of an offer under this Plan shall constitute an employment agreement. Any such offer or acceptance shall have no bearing whatsoever on the employment relationship between any Eligible Employee and Crawford or any subsidiary of Crawford, including a Subsidiary. No Eligible Employee shall be induced to participate in this Plan by the expectation of employment or continued employment.

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SECTION 21. HEADINGS, REFERENCES AND CONSTRUCTION

The headings to sections in this Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references to sections in this Plan shall be to sections of this Plan. This Plan shall be interpreted and construed in accordance with the laws of the State of Georgia.

CRAWFORD & COMPANY


By: /s/ D. A. Smith
    --------------------------------
Title: Chairman, President & CEO